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Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into the Company's previously filed Registration Statements on Form S-8 (Nos. 333-01131, 333-26451, and 333-66339) and Form S-3 (No 333-15827).

Arthur Andersen LLP

Dallas, Texas
March 29, 2002

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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS